UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2003

BALLY TOTAL FITNESS HOLDING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 0-27478

Delaware	36-3228107

(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

8700 West Bryn Mawr Avenue, Chicago Illinois	60631

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(773) 380-3000

Item 5. Other Events

     On June 18, 2003, Bally Total Fitness Holding Corporation (“Bally”) announced its intention to issue $200 million aggregate principal amount of unsecured Senior Notes due 2011 in an offering under Rule 144A and Regulation S under the Securities Act of 1933, as amended, and to enter into a new $90 million senior secured revolving credit facility with its existing group of banks concurrently with the closing of the note offering. Bally plans to use the net proceeds from the issuance of the Senior Notes and, if necessary, initial borrowings under the new credit facility to repay all outstanding borrowings under its existing credit facility and to pay related fees and expenses. The full text of Bally’s press release is attached hereto as Exhibit 99.1.

     This current report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Senior Notes.

     For the notification of Bally’s investors, certain information included in the preliminary Offering Memorandum circulated by Bally today in connection with the Senior Notes is attached hereto as Exhibit 99.2.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     c.     Exhibits

99.1	Press Release dated June 18, 2003
99.2	Certain information included in the preliminary Offering Memorandum, circulated in connection with the Senior Notes on June 18, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Bally Total Fitness Holding Corporation (Registrant)

Date: June 18, 2003	By:	/s/ Cary A. Gaan
Cary A. Gaan Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	Press Release dated June 18, 2003

Exhibit 99.2	Certain information included in the preliminary Offering Memorandum, circulated in connection with the Senior Notes on June 18, 2003